Exhibit 10.13

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) dated as of January 25, 2010, is entered into by and between TRANSAMERICA REALTY SERVICES, LLC, a Delaware limited liability company (“Landlord”), and FUSIONSTORM, INC., a Delaware corporation (“Tenant”). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as defined below).

RECITALS

A.

Pursuant to the terms of that certain Lease Agreement dated as of July 15, 2005 (the “Lease”), Tenant leases from Landlord premises containing 8,631 RSF (as more particularly defined in the Lease, the “Premises”), on the 1st floor of that certain building with an address of Two Bryant Street, San Francisco, California (as more particularly defined in the Lease, the “Building”).

B.	Tenant and Landlord have agreed to extend the term of the Lease (the “Term”), and to amend the Lease in other respects, all as provided in this Amendment.

NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	EXTENSION OF TERM; CONDITION OF PREMISES

(a)	Effective as of the date of this Amendment, the Term is hereby extended through December 31, 2014, the term “Expiration Date” is hereby amended to be “December 31, 2014,” and the defined terms “Term” and “Expiration Date” in the Lease Summary are hereby amended accordingly.

(b)	Tenant acknowledges that it currently occupies the Premises, and that the same is in good condition and repair, and Tenant Waives any and all defects, latent or otherwise, therein. Except as otherwise provided in Paragraph 5 of this Amendment, Landlord has no obligation to repair or improve the Premises or any portion thereof as a condition to the extension of the term of the Lease.

2.	AMENDMENT OF BASE RENT OBLIGATION

(a)	Effective as of January 1, 2010 (the “Adjustment Date”), and for the remainder of the Term (as extended by this Amendment), the Base Rent shall be:

Period	Base Rent	Annual Base Rent

January 1, 2010 – December 31, 2010	$17,981.25	$215,775.00

January 1, 2011 – December 31, 2011	$18,340.88	$220,090.50

January 1, 2012 – December 31, 2012	$18,700.50	$224,406.00

January 1, 2013 – December 31, 2013	$19,419.75	$233,037.00

January 1, 2014 – December 31, 2014	$20,139.00	$241,668.00

The descriptions of “Base Rent” in the Lease Summary is hereby amended accordingly.

(b)

Notwithstanding anything to the contrary in this Amendment, provided that no uncured default shall then exist under the Lease following written notice thereof by Landlord to Tenant and the expiration of the applicable cure period, Base Rent for the calendar months of January and February 2010, in the aggregate amount of $35,962.50 (the “Base Rent Abatement”) shall, subject to the terms of this Paragraph, be deemed abated and shall not be due from Tenant; provided, however, Tenant acknowledges that the Base Rent Abatement is being granted to Tenant in consideration of the timely and faithful performance by Tenant of all the terms and conditions of the Lease throughout the entire Term. Therefore, Tenant agrees that if at any time during the Term of the Lease an Event of Default is declared under the Lease, that portion of the Base Rent Abatement credited to Tenant prior to the occurrence of the Event of Default, equal to the Base Rent Abatement multiplied by a fraction, the numerator of which shall be the number of months remaining in the Lease term after the date of the Event of Default and the denominator of which shall be sixty (60) months, shall become due and payable to Landlord upon demand. No such recapture by Landlord of the Base Rent Abatement shall constitute a waiver of any default of Tenant or any election of remedies by Landlord.

3.	OPERATING EXPENSES.

(a)	Effective as of the Adjustment Date, the term “Base Year” shall mean calendar year 2010, and the defined term “Base Year” in the Lease Summary is hereby amended accordingly.

(b)	Effective as of the Adjustment Date, Tenant’s Share shall be adjusted, prospectively, to 16.13% (.1613), and the defined term “Tenant’s Share” in the Lease Summary is hereby amended accordingly.

4.	SECURITY DEPOSIT.

Landlord acknowledges that as of the date of this Amendment, Landlord holds a cash Security Deposit in the amount of $25,000.00 in accordance with Section 5 of the Lease. No Adjustment to the Security Deposit is contemplated by this Amendment.

5.	LANDLORD WORK

In consideration of Tenant’s agreement to extend the Term of the Lease on the terms and conditions of this Amendment, Landlord agrees, at its sole cost and expense, promptly following the Adjustment Date, to paint the Premises with Building Standard paint (to match Tenant’s existing color pallet as provided in Exhibit A attached hereto) and to patch pre-existing holes in walls of the Premises (collectively, the Landlord Work”). Landlord will schedule the Landlord Work in advance at a time reasonably acceptable to Tenant. Tenant shall be solely responsible for the cost of dismantling, removing and/or relocating, and reassembling any existing furniture, fixtures and equipment within the Premises to enable Landlord to perform the Landlord Work in accordance with Landlord’s approved schedule, without delay. “Building Standard” means those minimum standard specifications established by Landlord governing the type, quality and quantity of materials and installation procedures for tenant spaces in the Building, which specifications shall be supplied by Landlord to Tenant upon request.

6.	INSURANCE

Section 14.5 of the Lease is hereby amended to change the parties to be named as additional insureds under Tenant’s liability policies to be as follows:

“(a) Landlord, (b) Landlord’s agents for asset and property management (which agents, as of the date hereof are AEGON USA Realty Advisors, Inc. and Cushman & Wakefield of California, Inc., respectively), (c) the holders of any Superior Interests of which Tenant has been given notice, and (d) any and all Tenant Protected Parties who are not automatically included as additional insureds under such policies”.

7.	BROKERAGE

Tenant represents and warrants to Landlord that it has negotiated this Amendment with Landlord through Cushman & Wakefield (“C&W”), and that C & W has acted in a dual capacity as Tenant’s real estate broker and as Landlord’s real estate broker; Tenant has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for or on behalf of Tenant in connection with this Amendment, other than C & W. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against, any and all claims of any person other than C & W who claims to have represented Tenant in connection with this Amendment and all liabilities arising out of or in connection with such claims. Landlord shall pay the commissions arising from this Amendment to C & W pursuant to a separate written agreement.

8.	NO ASSIGNMENT

Tenant represents and warrants to Landlord that it has not made any assignment, sublease, transfer or other disposition of the Lease, or any interest, therein or in the Premises and that no party other than Tenant has the right to occupy any portion of the Premises.

9.	CERTIFICATION OF LEASE STATUS

Tenant hereby represents and warrants that, as of the date of execution of this Amendment, to the knowledge of Tenant, (i) there exists or offset by Tenant to the enforcement of the Lease by Landlord, and (ii) Landlord is not, as of the date of execution of this Amendment, in default in the performance of any obligation of Landlord under the Lease, nor has any event occurred which, with the passage of time, or the giving of notice, or both, would constitute a default or breach of the Lease by Landlord.

10.	INTEGRATION

The Lease, as amended hereby, contains the entire agreement of the parties hereto with respect to the matters covered by the Lease and this Amendment, and no prior oral or written agreements or understandings pertaining to any such matters shall be effective for any purpose.

11.	FULL FORCE AND EFFECT

Except as amended hereby, the Lease remains unmodified and in full force and effect. From and after the date hereof, all references in the Lease to the Lease shall be to the Lease as amended hereby.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

LANDLORD:		TENANT:

TRANSAMERICA REALTY SERVICES, LLC,		FUSIONSTORM, INC.,
a Delaware limited liability company		a Delaware corporation

By:	[Illegible Signature]	By:	/s/ Amy Morrissey
Its:	Senior Vice President	Its:	VP & GC

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